UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 30, 2026

STRATEGY INC

(Exact name of registrant as specified in its charter)

Delaware	001-42509	51-0323571
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1850 Towers Crescent Plaza Tysons Corner, Virginia	22182
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (703) 848-8600

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on which Registered
10.00% Series A Perpetual Strife Preferred Stock, $0.001 par value per share	STRF	The Nasdaq Global Select Market
Variable Rate Series A Perpetual Stretch Preferred Stock, $0.001 par value per share	STRC	The Nasdaq Global Select Market
8.00% Series A Perpetual Strike Preferred Stock, $0.001 par value per share	STRK	The Nasdaq Global Select Market
10.00% Series A Perpetual Stride Preferred Stock, $0.001 par value per share	STRD	The Nasdaq Global Select Market
Class A common stock, $0.001 par value per share	MSTR	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

ATM and BTC Update for the Period March 23, 2026 to March 29, 2026

On March 30, 2026, Strategy Inc ("Strategy") announced that, during the period between March 23, 2026 and March 29, 2026, Strategy did not sell any shares under its at-the-market offering program and did not purchase any bitcoin.

As of March 29, 2026, Strategy holds approximately 762,099 bitcoin that were acquired at an aggregate purchase price of $57.69 billion and an average purchase price of approximately $75,694 per bitcoin, inclusive of fees and expenses.

Shareholder Action Update

As previously disclosed, on July 21, 2025, David Dodge (“Plaintiff”) filed a purported class action lawsuit (the “Action”) in the Court of Chancery of the State of Delaware (the “Court”) against Strategy and its board of directors (the “Board”). Plaintiff’s lawsuit alleges that, pursuant to Section 242 of the Delaware General Corporation Law (the “DGCL”), the holders of Strategy’s common stock were entitled to vote on an amendment to the certificate of designations for Strategy’s 8.00% Series A Perpetual Strike Preferred Stock (the “STRK Amendment”) and asserts a claim against the Board for breach of fiduciary duty in connection with the purported DGCL violation. For additional information regarding the STRK Amendment, refer to Note 12, Redeemable Preferred Stock, in Strategy’s Annual Report on Form 10-K for the year ended December 31, 2025. On September 29, 2025, Strategy and the Board filed an answer in the Action denying all allegations of wrongdoing.

On March 12, 2026, counsel for the parties entered into a Stipulation and [Proposed] Order Dismissing the Action as Moot (the “Stipulation”), which provides for the dismissal of the Action as moot with prejudice as to Plaintiff and without prejudice as to claims belonging to any other actual or potential members of the putative class. Under the Stipulation, Strategy has agreed to seek stockholder approval of a proposal to ratify the STRK Amendment pursuant to Section 204 of the DGCL at its next regularly scheduled annual meeting of stockholders. Strategy also has agreed to pay Plaintiff’s attorneys’ fees and expenses in the amount of $550,000. The Court has not passed, and will not pass, judgment on any entitlement to attorneys’ fees or the amount thereof.

Item 7.01 Regulation FD Disclosure.

Strategy Dashboard

Strategy also maintains a dashboard on its website (www.strategy.com) as a disclosure channel for providing broad, non-exclusionary distribution of information regarding Strategy to the public, including information regarding market prices of its outstanding securities, bitcoin purchases and holdings, certain key performance indicator metrics and other supplemental information, and as one means of disclosing non-public information in compliance with its disclosure obligations under Regulation FD. Investors and others are encouraged to regularly review the information that Strategy makes public via the website dashboard.

Furnished Information

The information disclosed pursuant to Item 7.01 in this Current Report on Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 30, 2026	Strategy Inc (Registrant)

	By:	/s/ Thomas C. Chow
	Name:	Thomas C. Chow
	Title:	Executive Vice President & General Counsel